Exhibit 5.1

Steven M. Przesmicki

(858) 550-6070

przes@cooley.com

March 24, 2016

HTG Molecular Diagnostics, Inc.

3430 E. Global Loop

Tucson, AZ 85706

Ladies and Gentlemen:

We have represented HTG Molecular Diagnostics, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company, of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of up to an aggregate of 342,211 shares of the Company’s Common Stock, $0.001 par value (the “Shares”), including (i) 273,769 shares (the “2014 Plan Shares”) reserved for issuance pursuant to the Company’s 2014 Equity Incentive Plan (the “2014 Plan”), and (ii) 68,442 shares (the “ESPP Shares”) reserved for issuance pursuant to the Company’s 2014 Employee Stock Purchase Plan (the “2014 ESPP”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the related prospectuses, the 2014 Plan and the 2014 ESPP, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

Our opinion is expressed only with respect to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the 2014 Plan Shares, when sold and issued in accordance with the 2014 Plan and applicable stock option agreement, and the ESPP Shares, when sold and issued in accordance with the 2014 ESPP, and in each case when sold and issued in accordance with the Registration Statement and related prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

4401 Eastgate Mall, San Diego, CA 92121  T: (858) 550-6000  F: (858) 550-6420  www.cooley.com

Steven M. Przesmicki

+1 858 550 6070

przes@cooley.com

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Steven M. Przesmicki
Steven M. Przesmicki

Cooley LLP  4401 Eastgate Mall  San Diego, CA  92121

t: (858) 550-6000 f: (858) 550-6420 cooley.com